SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 27, 2005



                           PAR TECHNOLOGY CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                         1-09720                    16-1434688
   --------                         -------                    ----------
(State or other                (Commission File             (I.R.S. Employer
jurisdiction of                     Number)                  incorporation or
organization)                                             Identification Number)



         PAR Technology Park
         8383 Seneca Turnpike
         New Hartford, NY                                        13413-4991
         -------------------                                     ----------
(Address of principal executive offices)                         (Zip Code)



       Registrant's telephone number, including area code: (315) 738-0600


                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if changed since Last Report)

Item 2.02 Results of Operations and Financial Condition.

(a) The information, including Exhibits attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for the purposes of
     Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

(b) On October 27, 2005, PAR Technology Corporation issued a press release announcing its results of operation for the quarterly period ending September 30, 2005. A copy of the press release is attached hereto as
     Exhibit 99.1 and is incorporated herein by reference.



99.1 Press Release dated October 27, 2005.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            PAR TECHNOLOGY CORPORATION
                                            --------------------------
                                                   (Registrant)




Date:  October 27, 2005


                                         /s/RONALD J. CASCIANO
                                         ---------------------------------------
                                         Ronald J. Casciano
                                         Vice President, Chief Financial Officer
                                         and Treasurer

                                  EXHIBIT INDEX


Exhibit Number                        Description
--------------                        -----------

   99.1                 Press Release dated October 27, 2005.

Exhibit 99.1  Press Release dated October 27, 2005.

RELEASE:   NEW HARTFORD, NY, October 27, 2005
CONTACT: Christopher R. Byrnes (315) 738-0600 ext. 226 cbyrnes@partech.com, www.partech.com


         PAR TECHNOLOGY CORPORATION REPORTS THIRD QUARTER RESULTS
          - REVENUES GROW 22%
          - DILUTED EARNINGS PER SHARE RISE 37% TO $0.26 FROM $0.19
       -----------------------------------------------------------------
            NEW HARTFORD, NY, PAR TECHNOLOGY CORPORATION (NYSE:PTC)



(New Hartford, NY- October 27, 2005) PAR Technology Corporation (NYSE: PTC), a provider of integrated hardware, software and service solutions to the restaurant, hotel/resort, hospitality industries and information-technology services to the United States Government, today reported third quarter financial results.

For the third quarter ended September 30, 2005, PAR Technology Corporation reported revenues of $52.2 million compared to $42.6 million in the third quarter 2004, an increase of 22%. Net income was reported at $2.5 million, a 47% increase when compared to the $1.7 million earned in the third quarter one year ago. The Company reported diluted earnings per share of $0.26 for this past quarter, compared to the $0.19 reported for the same period a year earlier, an increase of 37%.

For the nine months ended September 30, 2005, PAR Technology Corporation reported revenues of $152.2 million, a 23% increase when compared to the $123.5 million reported one year ago. The Company also reported net income of $6.2 million in the first nine months of 2005 versus $3.8 million for the first nine months of 2004, a 64% rise. Diluted earnings per share for the first nine months of 2005 was reported at $0.64, an increase of 56% when compared to diluted net income per share of $0.41 reported for the same period in 2004.

"We are very pleased with our third quarter performance across the board," said PAR Chairman and CEO John W. Sammon. "Revenues grew at an impressive rate and our earnings continue to grow at an accelerated pace. As the demand for our products and services continues to grow we look to expand our business and technology expertise to capitalize on new business opportunities. Based on our sales pipeline and market momentum, we anticipate continued growth in our business for the foreseeable future, as we further implement our strategy." Sammon concluded, "At this point, our attention is squarely focused on the execution of business fundamentals, continued revenue growth, new customer signings, increased penetration in our existing markets and new product development. We need to capitalize on our opportunities and leverage our growth throughout all of our operations worldwide, while continuing to deliver high-quality technology products to our customers on time. In addition, we must also strive to bring new acquisitions on line quickly and effectively to meet our high standards of operational excellence. We will continue on our current course, pursue other strategic acquisitions similar to PixelPoint and Springer-Miller Systems, the two we've completed in the last 12 months, and explore other opportunities to enhance our shareholder value."

Certain Company information in this release or by its spokespersons from time to time may contain forward-looking statements. Any statements in this document that do not describe historical facts are forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company's filings with the Securities and Exchange Commission.

ABOUT PAR TECHNOLOGY

PAR Technology Corporation develops, markets and supports hardware and software products that improve the ability of restaurant, hotels/resorts and retail business professionals to make timely, fact-based business decisions. The Company is the world's largest supplier of Point-of-Sale systems to the quick service restaurant market with over 40,000 systems installed in over 100 countries. In addition PAR is a leader in providing computer based system design and engineering services to the Department of Defense and Federal Government Agencies. PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PTC. For additional information visit PAR's website at www.partech.com.


                                       ###

                   PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                       (in thousands except share amounts)
                                   (unaudited)

                                                September 30,  December 31,
                                                    2005           2004
Assets                                          ------------   ------------
Current assets:
     Cash  and cash equivalents ...............   $   4,894    $   8,696
     Accounts receivable-net ..................      36,821       32,702
     Inventories - net ........................      29,631       27,047
     Deferred income taxes ....................       7,170        6,634
     Other current assets .....................       2,507        2,617
                                                  ---------    ---------
         Total current assets .................      81,023       77,696
Property, plant and equipment - net ...........       8,141        8,123
Goodwill ......................................      15,379       15,379
Intangible assets-net .........................       8,409        9,235
Other assets ..................................       1,897        1,319
                                                  ---------    ---------
                                                  $ 114,849    $ 111,752
                                                  =========    =========
Liabilities and Shareholders' Equity
Current liabilities:
     Current portion of long-term debt ........   $      82    $      90
     Borrowings under lines of credit .........        --         10,246
     Accounts payable .........................      12,420        9,486
     Accrued salaries and benefits ............       8,282        8,072
     Accrued expenses .........................       2,190        2,998
     Customer deposits ........................       4,272        4,861
     Deferred service revenue .................       9,811        9,083
     Net liabilities of discontinued operation          192          323
                                                  ---------    ---------
         Total current liabilities ............      37,249       45,159
                                                  ---------    ---------
Long-term debt ................................       1,962        2,005
                                                  ---------    ---------
Deferred income taxes .........................         458          194
                                                  ---------    ---------
Other long-term liabilities ...................       1,456          820
                                                  ---------    ---------
Shareholders' Equity:
     Preferred stock, $.02 par value,
       1,000,000 shares authorized ............        --           --
     Common stock, $.02 par value,
       19,000,000 shares authorized;
       10,532,255 and 10,139,132 shares issued;
       9,328,579 and 8,935,456 outstanding ....         211          203
     Capital in excess of par value ...........      35,908       31,560
     Retained earnings ........................      44,210       38,010
     Accumulated other comprehensive loss .....        (587)        (181)
     Treasury stock, at cost, 1,203,676 shares       (6,018)      (6,018)
                                                  ---------    ---------
         Total shareholders' equity ...........      73,724       63,574
                                                  ---------    ---------
                                                  $ 114,849    $ 111,752
                                                  =========    =========


                   PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands except per share amounts)
                                   (unaudited)

                                             For the three months      For the nine months
                                             ended September 30,       ended September 30,
                                           ----------------------   -----------------------
                                              2005         2004         2005         2004
                                           ---------    ---------   ----------    ---------
Net revenues:
     Product ...........................   $  22,855    $  18,507    $  66,786    $  54,212
     Service ...........................      15,065       11,613       42,883       32,490
     Contract ..........................      14,277       12,515       42,505       36,756
                                           ---------    ---------    ---------    ---------
                                              52,197       42,635      152,174      123,458
                                           ---------    ---------    ---------    ---------
Costs of sales:
     Product ...........................      13,239       12,145       40,008       36,413
     Service ...........................      11,517       10,050       32,887       28,079
     Contract ..........................      13,284       11,633       39,793       34,245
                                           ---------    ---------    ---------    ---------
                                              38,040       33,828      112,688       98,737
                                           ---------    ---------    ---------    ---------
           Gross margin ................      14,157        8,807       39,486       24,721
                                           ---------    ---------    ---------    ---------
Operating expenses:
     Selling, general and administrative       7,457        4,882       22,173       15,143
     Research and development ..........       2,483        1,269        6,868        3,914
     Amortization of identifiable
       intangible assets ...............         246         --            736         --
                                           ---------    ---------    ---------    ---------
                                              10,186        6,151       29,777       19,057
                                           ---------    ---------    ---------    ---------

Operating income .......................       3,971        2,656        9,709        5,664
Other income, net ......................         191          190          495          588
Interest expense .......................         (41)         (27)        (184)        (146)
                                           ---------    ---------    ---------    ---------
Income before provision for income taxes       4,121        2,819       10,020        6,106
Provision for income taxes .............      (1,578)      (1,085)      (3,820)      (2,324)
                                           ---------    ---------    ---------    ---------
Net income .............................   $   2,543    $   1,734    $   6,200    $   3,782
                                           =========    =========    =========    =========


Earnings per share:
     Basic .............................   $     .27    $     .20    $     .68    $     .44
     Diluted ...........................   $     .26    $     .19    $     .64    $     .41

Weighted average shares outstanding
     Basic .............................       9,319        8,669        9,131        8,625
                                           =========    =========    =========    =========
     Diluted ...........................       9,834        9,164        9,736        9,159
                                           =========    =========    =========    =========